                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                PENNZOIL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                PENNZOIL COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                 [PENNZOIL LOGO]

                                                        NOTICE OF ANNUAL MEETING
                                                                     MAY 9, 1996
                                                             AND PROXY STATEMENT

TABLE OF CONTENTS

Letter to the Shareholders...............................................................    1

Notice of Annual Meeting.................................................................    2

Proxy Statement..........................................................................    3

      I    Election of Directors.........................................................    4

           Nominees......................................................................    4

           Directors with Terms Expiring in 1997 and 1998................................    5

           Board Organization and Meetings...............................................    6

           Director Remuneration.........................................................    6

           Certain Transactions..........................................................    7

           Security Ownership of Directors and Officers..................................    7

           Compliance with Section 16(a) of the Exchange Act.............................    7

           Executive Compensation........................................................    8

           Compensation Committee Interlocks and Insider Participation...................   11

           Report of Compensation Committee on Executive Compensation....................   11

           Performance Graph.............................................................   14

      II   Approval of Appointment of Independent Public Accountants.....................   14

     III   Amendment of the Restated Certificate of Incorporation (Charter)..............   14

      IV   Other Business................................................................   15

     Additional Information..............................................................   16

           Security Ownership of Certain Shareholders....................................   16

           Shareholder Proposals for 1997 Meeting........................................   16

           Advance Notice Required for Shareholder Nominations and Proposals.............   16

     Exhibit A -- Proposed Amendment to Restated Certificate of Incorporation............  A-1

[PENNZOIL LOGO]
PENNZOIL PLACE o P.O. BOX 2967
HOUSTON, TEXAS 77252-2967
(713) 546-4000

DEAR SHAREHOLDER:                                                 March   , 1996

     You are cordially invited to attend the annual meeting of shareholders to be held at the Alley Theatre, 615 Texas Avenue, Houston, Texas, on May 9, 1996 at 10:00 a.m. For those of you who cannot be present at this 107th annual meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

     This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about each of the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

     It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, you are requested to sign, date and mail promptly the enclosed proxy in the envelope provided.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                                /s/ JAMES L. PATE
                                                ------------------------------
                                                James L. Pate
                                                Chairman of the Board, President
                                                and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 1996

TO THE SHAREHOLDERS OF
PENNZOIL COMPANY:

     The annual meeting of shareholders of Pennzoil Company will be held at the Alley Theatre, 615 Texas Avenue, Houston, Texas, on Thursday, May 9, 1996 at 10:00 a.m., Houston time, for the following purposes:

     1. To elect four directors.

     2. To approve the appointment of Arthur Andersen LLP as independent public accountants for 1996.

     3. To consider and take action on a proposed amendment to the Company's Restated Certificate of Incorporation to reduce the maximum number of directors of the Company from 18 to 13.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 11, 1996 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                        By Order of the Board of Directors

                                                  Linda F. Condit
                                                  Corporate Secretary
March   , 1996
Pennzoil Place, P.O. Box 2967
Houston, Texas 77252-2967

[PENNZOIL LOGO]
PENNZOIL PLACE o P.O. BOX 2967
HOUSTON, TEXAS 77252-2967
(713) 546-4000

PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being mailed to
shareholders beginning on or about March   , 1996. They are furnished in
connection with the solicitation by the Board of Directors of Pennzoil Company (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company has retained D. F. King & Co., Inc. to solicit proxies at a fee estimated not to exceed $10,000 plus reasonable expenses. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

     All duly executed proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants, FOR approval of the amendment of the Company's Restated Certificate of Incorporation and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the annual meeting and voting in person.

     As of March 11, 1996, the record date for determining shareholders entitled to vote at the annual meeting, the Company had outstanding and entitled to vote shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of shareholders and to cumulative voting in the election of directors. The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. In cumulative voting for directors, each shareholder is entitled to a number of votes equal to the number of shares held multiplied by the number of directors to be elected; the shareholder may cast all such votes for a single director or may cast them for any or all of the nominees in any manner the shareholder chooses. Information regarding the vote required for approval of other particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

     The Annual Report to Shareholders, which includes financial statements of the Company for the year ended December 31, 1995, has been mailed to all shareholders. The Annual Report is not a part of the proxy solicitation material.

I ELECTION OF DIRECTORS

     Four directors are to be elected. The names of Messrs. Alfonso Fanjul, Berdon Lawrence, Brent Scowcroft and Cyril Wagner, Jr. will be placed in nomination, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors is withheld. Each nominee is currently a director of the Company. The term of office for all directors to be elected will be a three-year term expiring on the date of the annual meeting in 1999 (or until their respective successors are duly elected and qualified).

     The persons named in the proxy may act with discretionary authority in the event of cumulative voting or if any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in the exercise of discretionary authority with respect to cumulative voting. There are no conditions precedent to the exercise of cumulative voting. The proxies being solicited by the Board of Directors do not provide a means whereby express cumulative voting instructions can be given on the proxy. Accordingly, in order to vote cumulatively (other than through discretionary authority given pursuant to management's proxy), a shareholder would need to vote by ballot at the meeting. In accordance with the Company's By-laws, the four directors will be elected by a plurality of the votes cast.

     NOMINEES -- The following summaries set forth information concerning the four nominees for election as directors at the meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

                                          Name, age and business experience
                                          ---------------------------------
                        ALFONSO FANJUL has been Chairman of the Board and Chief Executive
[PHOTO]                 Officer of Flo-Sun Incorporated (sugar and real estate) for more than the past five years. He is also Chairman of the Board and Chief
                        Executive Officer of Okeelanta Corporation (sugar), President and
                        Chief Executive Officer of Central Romana Corporation, Ltd. (sugar, real estate and cattle) and Chairman of the Board of Florida Atlantic
                        Investments, Inc. (real estate). Mr. Fanjul has served as a director of the Company since 1984 and is a member of the Compensation
                        Committee of the Board. He is 58 years of age and lives in Palm Beach,
                        Florida.

                        BERDON LAWRENCE has been President of Hollywood Marine, Inc., a Gulf
[PHOTO]                 Coast operator of tank barges and tow boats handling petrochemical and petroleum products, for more than the past five years. Mr. Lawrence has served as a director of the Company since 1990 and is a member of the Executive Committee of the Board. He is 53 years of age and lives in Houston.

                        BRENT SCOWCROFT is a consultant on national and international security
[PHOTO]                 affairs. From 1989 to 1993, he was Assistant to the President of the
                        United States for National Security Affairs. He has served as a director of the Company since 1993 and is a member of the Finance
                        Committee of the Board. Mr. Scowcroft is also a director of Enron
                        Global Power & Pipelines L.L.C., Northrup Grumman Corporation and
                        Qualcomm Incorporated and a member of the board of trustees of the
                        Rand Corporation. He is 71 years of age and lives in Bethesda,
                        Maryland.

                                          Name, age and business experience
                                          ---------------------------------
                        CYRIL WAGNER, JR. has been a partner in Wagner & Brown, a firm
[PHOTO]                 involved in oil and gas exploration and production, for more than the past five years. He has served as a director of the Company since 1992 and is Chairman of the Audit Committee of the Board. Mr. Wagner is
                        also a director of Texas Commerce Bancshares, Inc. He is 62 years of age and lives in Midland, Texas.

     DIRECTORS WITH TERMS EXPIRING IN 1997 AND 1998 -- The following summaries set forth information concerning the six directors of the Company whose present terms of office will continue until 1997 or 1998, including each director's age, position with the Company, if any, and business experience during the past five years.

                                          Name, age and business experience
                                          ---------------------------------
                        HOWARD H. BAKER, JR. has been a partner with the law firm of Baker,
[PHOTO]                 Donelson, Bearman & Caldwell since 1988. From 1987 to 1988, he was
                        Chief of Staff to the President of the United States. Mr. Baker also served three terms as a member of the United States Senate and was
                        Senate Majority Leader from 1981 to 1985 and Minority Leader from 1977 to 1981. He has served as a director of the Company since 1991 and is a member of the Finance Committee of the Board. Mr. Baker is also a director of Federal Express Corporation, United Technologies
                        Corporation and WMX Technologies, Inc. He is 70 years of age and lives in Huntsville, Tennessee. Mr. Baker's current term as a director of the Company expires in 1997.

                        W. J. BOVAIRD served as Chairman of the Board of The Bovaird Supply
[PHOTO]                 Company, a distributor of oil and gas well supplies, until his retirement in 1995. Mr. Bovaird has served as a director of the
                        Company since 1972 and is a member of the Finance Committee of the
                        Board. He is 71 years of age and lives in Tulsa, Oklahoma. Mr. Bovaird plans to retire from the Board in March 1997 when he reaches 72 years of age.

                        W. L. LYONS BROWN, JR. served as Chairman of the Board of Brown-Forman
[PHOTO]                 Corporation, a major diversified producer and marketer of fine quality consumer products, until his retirement in 1995. He was also Chief
                        Executive Officer of Brown-Forman Corporation from 1975 until 1993. He has served as a director of the Company since 1991 and is a member of the Audit Committee of the Board. Mr. Brown is also a director of
                        Westvaco Corporation. He is 59 years of age and lives in Prospect,
                        Kentucky. Mr. Brown's current term as a director of the Company expires in 1998.

                                          Name, age and business experience
                                          ---------------------------------
                        ERNEST H. COCKRELL has been engaged for more than the past five years
[PHOTO]                 in oil and gas exploration and production. He has served as a director of the Company since 1978 and is Chairman of the Compensation
                        Committee and a member of the Audit and Executive Committees of the
                        Board. Mr. Cockrell is also a director of Southwest Bank of Texas. He is 50 years of age and lives in Houston. Mr. Cockrell's current term as a director of the Company expires in 1998.

                        HARRY H. CULLEN has been engaged for more than the past five years in
[PHOTO]                 oil and gas exploration and production. He has served as a director of the Company since 1992 and is a member of the Compensation and
                        Executive Committees of the Board. Mr. Cullen is also a director of
                        Cullen/Frost Bankers, Inc. He is 60 years of age and lives in Houston.
                        Mr. Cullen's current term as a director of the Company expires in
                        1997.

                        JAMES L. PATE was named Chairman of the Board of the Company in May
[PHOTO]                 1994. He has been President and Chief Executive Officer of the Company for more than the past five years. Mr. Pate has served as a director of the Company since 1989, is Chairman of the Executive Committee of the Board and is Chairman of the Finance Committee of the Board. Mr.
                        Pate is also a director of Bowater Incorporated. He is 60 years of age and lives in Houston. Mr. Pate's current term as a director of the
                        Company expires in 1997.

     BOARD ORGANIZATION AND MEETINGS -- The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company. The Audit Committee of the Board recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of procedures for internal auditing of the Company and the adequacy of the Company's system of internal accounting controls. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options and conditional stock units under the Company's stock option plans and conditional stock award programs. The Board does not have a standing nominating committee or other committee performing a similar function.

     During 1995, the Board of Directors held six meetings. During 1995, the Audit Committee met two times, and the Compensation Committee met three times. During 1995, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

     DIRECTOR REMUNERATION -- Each director, other than a regularly employed officer of the Company, receives a director's fee of $30,000 per annum for service on the Board of Directors and a committee fee of $2,000 per committee per annum for service on the Audit, Executive, Finance and Compensation

Committees. Each such director also receives an additional fee of $1,000 for each Board, Executive Committee or other committee meeting attended. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings. In addition, Mr. Scowcroft received $100,000 in 1995 in remuneration for services as a director consulting on special international projects.

     CERTAIN TRANSACTIONS -- Mr. Baker is a partner in the law firm of Baker, Donelson, Bearman & Caldwell, which represents the Company from time to time in connection with certain matters pursuant to a retainer arrangement.

     SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS -- The following tabulation sets forth the shares of Common Stock of the Company beneficially owned directly or indirectly as of February 19, 1996 (i) by the Company's nominees for director, continuing directors, chief executive officer and five other most highly compensated executive officers and (ii) by all the foregoing and other current executive officers of the Company as a group.

                                                     AMOUNT AND NATURE OF
                                                          BENEFICIAL
                                                         OWNERSHIP(1)
                                                    ----------------------         PERCENTAGE
                         NAME                       DIRECT          OTHER           OF CLASS
    ----------------------------------------------  -------         ------         ----------
    David P. Alderson, II.........................   45,359           --              *
    Howard H. Baker, Jr...........................    3,000           --              *
    W. J. Bovaird.................................    6,535           --              *
    W. L. Lyons Brown, Jr.........................    6,500          3,321            *
    Ernest H. Cockrell............................  151,515         10,000            *
    Harry H. Cullen...............................   16,115           --              *
    Alfonso Fanjul................................      200         30,300            *
    Thomas M. Hamilton............................   48,835           --              *
    Berdon Lawrence...............................   10,000           --              *
    James L. Pate.................................  188,172           --              *
    William M. Robb...............................   41,375           --              *
    Brent Scowcroft...............................    2,500           --              *
    James W. Shaddix..............................   54,225           --              *
    Cyril Wagner, Jr..............................   19,900           --              *
    William E. Welcher............................   44,896           --              *
    All the above and other current executive
      officers as a group (18 persons)............  692,444         43,621             1.6%

---------------

(1) Pursuant to regulations of the Securities and Exchange Commission (the "SEC"), securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Shares of Common Stock listed under the "Direct" column include those owned by the individuals and members of their immediate families (or held by any of them in family trusts). Securities owned by certain family members are included in the foregoing table even in certain instances where the possession or sharing of voting or dispositive power is not acknowledged. The "Direct" column also includes shares subject to stock options exercisable within 60 days (40,640 for Mr. Alderson, 42,613 for Dr. Hamilton, 163,549 for Mr. Pate, 36,953 for Mr. Robb, 43,422 for Mr. Shaddix, 36,303 for Mr. Welcher and 413,146 for all the above and all other current executive officers as a group). Shares shown under the "Other" column include ownership through corporations or subsidiaries of corporations in which the named individuals are officers or directors, partnerships in which the named individuals are partners or charitable foundations in which the named individuals are officers, directors or trustees.

 *  Less than 1%.

     COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT -- Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the

Company believes that all its directors and executive officers during 1995 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

     EXECUTIVE COMPENSATION -- Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the other five most highly compensated executive officers of the Company (together with the CEO, the "named officers").

     Summary Compensation Table. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                               -----------------------
                                                                                       AWARDS
                                                 ANNUAL COMPENSATION           -----------------------
                                           --------------------------------                 SECURITIES
                                                                    OTHER                   UNDERLYING      ALL
                                                                    ANNUAL     RESTRICTED    OPTIONS/      OTHER
            NAME AND                                               COMPEN-       STOCK         SARS       COMPEN-
       PRINCIPAL POSITION          YEAR     SALARY      BONUS      SATION(1)   AWARDS(2)    (SHARES)(3)   SATION(4)
---------------------------------  ----    --------    --------    --------    ---------    ----------    -------
James L. Pate                      1995    $656,500    $  --       $218,200    $264,800       85,000      $68,000
  Chairman of the Board,           1994     626,500     204,000       --        133,400        --          65,000
  President and Chief              1993     592,500     385,000       --        200,000       55,000       69,700
  Executive Officer

David P. Alderson, II(5)           1995    $241,300    $  --       $ 61,100    $ 53,000       16,500      $22,000
  Group Vice President --          1994     229,700      61,000       --         53,900        --          21,700
  Finance & Accounting and         1993     217,300     125,000       --         55,000        9,630       24,500
  Treasurer

Thomas M. Hamilton(5)              1995    $360,500    $  --       $ 59,700    $ 79,400       75,000      $30,400
  Executive Vice                   1994     345,400      49,700       --         81,700        --          27,400
  President                        1993     332,700     125,000       --         75,000       14,670       28,900

William M. Robb                    1995    $248,200    $  --       $ 58,900    $ 57,400       18,000      $20,700
  Group Vice President --          1994     237,500      38,900       --         55,000        --          18,000
  Products Manufacturing           1993     226,300     100,000       --         55,000        9,500       20,200

James W. Shaddix                   1995    $245,500    $  --       $ 59,300    $ 53,000       17,000      $22,400
  General Counsel                  1994     233,900      61,000       --         55,000        --          22,700
                                   1993     223,500     115,000       --         55,000        9,850       25,200

William E. Welcher(6)              1995    $248,000    $  --       $ 61,700    $ 57,400       18,000      $20,700
  Group Vice President --          1994     237,500      38,900       --         55,000        --          19,800
  Products Marketing               1993     226,300     100,000       --         55,000        9,500       22,300

---------------

(1) Amounts shown in 1995 include club membership fees and related costs of $101,800 for Mr. Pate; a perquisite allowance of $59,400 for Mr. Pate and $42,400 for Messrs. Alderson, Hamilton, Robb, Shaddix and Welcher; and excess medical coverage of $16,400 for Messrs. Pate, Alderson, Hamilton, Robb and Shaddix and $17,800 for Welcher. Excludes perquisites and other benefits for 1994 and 1993 because the aggregate amounts thereof do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named officer.

(2) Amounts shown under Restricted Stock Awards are the aggregate market value on January 1 of the year indicated of shares of Common Stock underlying common stock units awarded on such date under the Company's Conditional Stock Award Programs. Each common stock unit awarded is to be distributed in the form of a share of Common Stock at the end of a five-year period, provided certain conditions as to continued employment are met. In the interim, participants receive dividend equivalents on their common stock units as though they were shares of Common Stock. The aggregate common stock units held at the end of 1995 and their values were 16,380 units, $692,100 for Mr. Pate; 4,310 units, $182,100 for Mr. Alderson; 6,630 units, $280,100 for Dr. Hamilton; 4,330 units, $182,900 for Mr. Robb; 4,330 units, $182,900 for Mr. Shaddix; and 4,330 units, $182,900 for Mr. Welcher. Such values are calculated by multiplying the closing market price of the Common Stock on December 31, 1995 ($42.25) by the number of common stock units held at such date.

(3) All options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(4) Amounts shown under All Other Compensation include (i) amounts contributed or accrued for 1995 under the Company's Savings and Investment Plan and related supplemental agreements ($64,300 for Mr. Pate, $20,200 for Mr. Alderson, $27,700 for Dr. Hamilton, $18,900 for Mr. Robb, $20,600 for Mr. Shaddix and $18,900 for Mr. Welcher) and (ii) amounts paid by the

    Company in 1995 for certain premiums on term life insurance ($3,700 for Mr. Pate, $1,800 for Mr. Alderson, $2,700 for Dr. Hamilton, $1,800 for Mr. Robb, $1,800 for Mr. Shaddix and $1,800 for Mr. Welcher).

(5) Prior to December 7, 1995, Mr. Alderson's title was Group Vice
    President -- Finance and Treasurer and Dr. Hamilton's title was Group Vice President -- Oil and Gas.

(6) Mr. Welcher retired as Group Vice President -- Products Marketing of the
    Company effective January   , 1996.

     Option/SAR Grants. Shown below is further information on grants of stock options during 1995 to the named officers reflected in the Summary Compensation Table on page 8.

                           OPTION/SAR GRANTS IN 1995

                                                   INDIVIDUAL GRANTS
                           -----------------------------------------------------------------
                              NUMBER OF          PERCENT OF
                             SECURITIES            TOTAL
                             UNDERLYING         OPTIONS/SARS
                            OPTIONS/SARS         GRANTED TO        EXERCISE                        GRANT
                           GRANTED IN 1995       EMPLOYEES        PRICE (PER      EXPIRATION        DATE
                             (SHARES)(1)          IN 1995         SHARE)(2)          DATE         VALUE(3)
                           ---------------      ------------      ----------      ----------      --------
James L. Pate............       85,000              11.4%           $45.625        2/13/2005      $663,200
David P. Alderson, II....       16,500               2.2%           $45.625        2/13/2005      $128,700
Thomas M. Hamilton.......       25,000               3.4%           $45.625        2/13/2005      $195,000
                                50,000               6.7%           $39.813        12/7/2005      $597,400
William M. Robb..........       18,000               2.4%           $45.625        2/13/2005      $140,400
James W. Shaddix.........       17,000               2.3%           $45.625        2/13/2005      $132,600
William E. Welcher.......       18,000               2.4%           $45.625        2/13/2005      $140,400

---------------

(1) All the above options were granted on February 13, 1995, except for options relating to 50,000 shares of Common Stock granted to Dr. Hamilton on December 7, 1995, and all the above options become exercisable in 33 1/3% increments on each of the first, second and third anniversaries of the date of grant. Such options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights. All the above options were granted pursuant to the Company's 1992 Stock Option Plan.

(2) The option exercise price is 100% of the average of the high and low trading prices of the Common Stock on the New York Stock Exchange on the date of grant (February 13, 1995 or December 7, 1995, as the case may be) and may be paid in cash or previously owned shares of Common Stock.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model for the February and December grants are based on the following assumptions: expected volatility based on a three-year historical volatility of month-end Common Stock prices (23.7% for February and 21.1% for December), a risk-free rate of return based on a 10-year zero-coupon U.S. Treasury rate at the time of grant (7.9% for February and 6.1% for December), an average of dividend yields on Common Stock for prior three years (6.8% for February and 2.6% for December), an option exercise period of 10 years (with the exercise occurring at the end of such period) and an adjustment for the risk of forfeiture equal to 3% per year over the three-year vesting period.

     Option Exercises and 1995 Year-End Option/SAR Holdings. Shown below is information with respect to unexercised options to purchase Common Stock granted in 1995 and prior years to the named officers and held by them at December 31, 1995. None of the named officers exercised options or tandem stock appreciation rights in 1995.

                       YEAR-END 1995 OPTION/SAR HOLDINGS

                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED                  VALUE OF UNEXERCISED
                                             OPTIONS HELD AT                    IN-THE-MONEY OPTIONS AT
                                            DECEMBER 31, 1995                    DECEMBER 31, 1995(2)
                                    ---------------------------------      ---------------------------------
                                    EXERCISABLE      UNEXERCISABLE(1)      EXERCISABLE      UNEXERCISABLE(1)
                                    -----------      ----------------      -----------      ----------------
James L. Pate.....................    135,216             103,334               $0                    $0
David P. Alderson, II.............     35,140              19,710               $0                    $0
Thomas M. Hamilton................     34,280              79,890               $0              $121,850
William M. Robb...................     30,953              21,167               $0                    $0
James W. Shaddix..................     37,756              20,284               $0                    $0
William E. Welcher................     30,303              21,167               $0                    $0

---------------

(1) All of these options become immediately exercisable upon a change in control of the Company.

(2) The excess, if any, of the market value of Common Stock at December 31, 1995 ($42.25) over the option exercise price.

     Retirement Plan and Supplemental Agreements. The Company has a tax-qualified retirement plan applicable to salaried employees generally. The retirement plan generally provides for annual retirement benefits approximating between 1.1% and 1.6% of a calculated career average compensation multiplied by the number of years of service. For purposes of the retirement plan, career average compensation approximates the lesser of an employee's final five-year average compensation and his 1993 annual compensation. The annual benefits under the retirement plan are net of certain offsets based on social security benefits and reflect limitations mandated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the maximum amounts payable. The Company has agreements with Messrs. Pate, Alderson, Hamilton, Robb, Shaddix and Welcher to supplement their benefits under the tax-qualified retirement plan in the event and to the extent the aforesaid limitations on annual benefits mandated by ERISA reduce the retirement benefits that otherwise would be payable under such plan. The Company also has a deferred compensation agreement with Mr. Pate designed to bring his total annual retirement benefits from all sources (including social security and benefits from prior employers) to 57% of his annual salary rate at retirement. This percentage is comparable to the proportion that retirement benefits provided by the Company's regular retirement plan (and social security) for the majority of the Company's employees bear to remuneration at the time of retirement. In addition, the deferred compensation agreement provides for continuation of medical expense reimbursement plan coverage for the participant, his spouse and dependents. Based on salaries as of December 31, 1995, estimated annual benefits payable upon retirement at normal retirement age (65) from all sources would be $376,200 for Mr. Pate, $131,900 for Mr. Alderson, $93,300 for Dr. Hamilton, $97,600 for Mr. Robb and $126,100 for Mr. Shaddix.

     Termination of Employment and Change-in-Control Arrangements. The Company maintains an Executive Severance Plan for selected employees providing for severance benefits upon a termination of employment for reasons other than cause within two years after a change in control of the Company. Benefits are payable only in the event there occurs each of (i) a change in control of the Company,
(ii) a designation by the Board of Directors and the Compensation Committee that the employee is likely to be adversely affected by the change in control and
(iii) a subsequent termination of employment within two years for reasons other than cause. Benefits are prorated if the employee is within three years of normal retirement age (65) at termination of employment. Participants in the plan include Mr. Alderson, Dr. Hamilton, Mr. Robb and Mr. Shaddix. Such severance benefits generally include a payment of up to three times a participant's annual salary and average incentive bonus and continuation of life insurance and medical coverage for one year following termination of employment.

     The Company also has agreements with Messrs. Pate, Alderson, Hamilton, Robb and Shaddix that provide for the acceleration of benefits in the event of the occurrence, as determined by the Board of Directors, of a change in control of the Company that has a reasonable likelihood of causing the forfeiture of benefits that such persons otherwise would have earned by depriving them of the opportunity to fulfill applicable service and age prerequisites. The agreements provide that the covered persons will receive, in the event of such a change in control but without regard to any termination of employment, cash payments equal to the appreciated value of all unvested, nonqualified stock options. The agreements also provide, in the event of termination of employment of a covered employee within six months following such a change in control, (a) for cash payments generally equal to the unvested amounts under the Company's Savings and Investment Plan (as well as the agreements providing for reimbursement of benefits that would be payable under such Plan but for limitations imposed by ERISA) forfeitable on the date of termination of employment, (b) for continuation of life insurance and, in certain instances, medical expense coverage for one year, (c) for cash payments equal to the discounted value of benefits otherwise payable under the deferred compensation agreements referred to above under "-- Retirement Plan and Supplemental Agreements," based on an assumed continuation of employment until age 65 and actuarially determined life expectancies, (d) in certain instances, for cash payments in settlement of long-term medical benefits otherwise payable and (e) for cash payments equal to the discounted value of benefits otherwise payable under a supplemental disability plan and a salary continuation plan. Deferred compensation agreements and certain supplemental benefit agreements under which payments are currently being made have been supplemented by the Company to provide, upon a change in control of the Company, for the cash-out of retirement, spouse and medical benefits. In addition, the Company's conditional stock award programs provide for acceleration of benefits upon a change in control. The dollar amounts that would be payable under the agreements and plan described in this and the preceding paragraph and the other plans providing for payments triggered by a change in control, exclusive of amounts attributable to benefits already vested, would be (as of December 31, 1995) $2,863,100 for Mr. Pate, $1,095,900 for Mr. Alderson, $1,680,800 for Dr. Hamilton, $1,095,800 for Mr. Robb and $1,099,600
for Mr. Shaddix. In addition, a change in control would result in the accelerated payment of benefits already earned and vested over a period of years in the amounts of $2,299,200 for Mr. Pate, $161,500 for Mr. Alderson, $51,700 for Dr. Hamilton, $143,900 for Mr. Robb and $186,400 for Mr. Shaddix.

     Other Matters. In 1977, the Board of Directors formally adopted and confirmed a policy relating to the use of Company facilities. In certain circumstances, the policy requires use by officers of Company facilities in order to increase the time available for performance of Company business and for reasons of security and other corporate purposes. Under applicable federal income tax regulations, the Company imputes income to employees of the Company for federal income tax purposes with respect to their use of Company facilities when and to the extent required by the regulations. When the policies and procedures adopted by the Board have been duly observed, it is contemplated that the Company will hold employees harmless from any tax (including penalty and interest) sought to be imposed on a basis in excess of the amount of income imputed by the Company as described above. To date, no amounts have been paid or requested to reimburse employees for such a tax.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- The members of the Compensation Committee of the Board are Messrs. Cockrell, Cullen and Fanjul, all of whom are nonemployee directors.

  REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION --

     Compensation Philosophy. The Company's executive compensation program has been designed to assist the Company in attracting, motivating and retaining the executive talent the Company needs in order to maximize its return to shareholders. To this end, the Company's executive compensation program provides competitive compensation levels and incentive pay that vary based on corporate, business unit (for business unit positions) and individual performance.

     Base salary, annual incentives, long-term incentives and executive benefits are the elements of compensation provided to the Company's executives. The Compensation Committee's philosophy in structuring a competitive executive compensation program is to place more emphasis on variable incentive pay and less emphasis on base salary. The Company focuses more on performance-based incentive pay because the Compensation Committee's key compensation program objective is to reward executives for maximizing long-term returns to shareholders. The Compensation Committee determines competitive levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparable organizations and compensation consultants. The proxy statement analyses on pay levels use the same group of companies shown as industry peers in the performance graph. The data drawn from compensation surveys are for energy and general industry companies with revenues comparable to the Company's revenues.

     Base Salary Program. The Company's base salary program is based on a philosophy of providing salaries that are competitive with the market median for companies of comparable size (as measured by revenues). In the aggregate, the Company's executive salaries are consistent with this philosophy. Base salary levels are also based on each individual employee's performance over time and each individual's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities are paid correspondingly higher salaries. Executive salaries are reviewed annually based on a variety of factors, including individual performance, general levels of market salary increases and the Company's overall financial results. All salary increases are granted within a pay-for-performance framework. Performance for base salary purposes is assessed using a qualitative, rather than a quantitative, performance assessment; no specific performance formula or weighting of factors is used in determining base salary levels. However, the Compensation Committee considers earnings levels, progress in implementing strategic initiatives and effectiveness in business development efforts in establishing base salary increases for executives. Employment contracts are not a factor in determining base salary amounts. The salary of the Company's CEO, James L. Pate, was increased in 1995 from $630,00 to $660,000. This increase was based primarily on median market salaries for companies of comparable size and on the individual performance indicators described above, assessed in a nonformulaic fashion.

     Annual Incentive Plan. The Company's annual incentive plan is intended to
(1) reward key employees based on company/business unit and individual performance, (2) motivate key employees and (3) provide competitive cash compensation opportunities to plan participants. Under the plan, target award opportunities vary by individual position and are expressed as a percent of base salary that is at the market 55th percentile. The amount a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

     For 1995, the Company's annual incentive plan was structured so that 50% of the annual incentive award is based on corporate performance, 30% of the award is tied to business unit performance and 20% is tied to key individual/team strategic objectives. The corporate performance measurements consist of return on average equity compared to the industry peers disclosed in the performance graph and an earnings before interest, taxes, depreciation and amortization to revenue ratio relative to an internal plan. These measures are equally weighted. The business unit performance objectives vary by unit, but include such items as cost management, return on assets, reserve replacement, economic value added, market share, revenue growth and environmental and safety measures. The weightings of these measures vary from unit to unit depending on the strategic direction of the unit in each year. In addition, for corporate positions, weighted average business unit results (with the weighting determined by unit revenues) are considered in determining the 30% of the incentive tied to business unit performance. This feature of the plan is intended to focus corporate staff on providing effective support to each business unit. The individual/team element of the plan is managed on a subjective basis. In other words, each executive's overall performance with respect to such items as strategic impact and staff development is assessed in a qualitative fashion, with no specific weight assigned to individual performance factors.

     In 1995, the Company did not pay annual incentives to the CEO or the named executives, since the annual incentive plan does not allow for any payouts in years when operating income before taxes is not positive.

     Long-Term Incentive Plans. The Company has a number of long-term incentive plans that are intended to achieve various objectives. Stock options constitute the primary long-term incentive vehicle used by the Company. All stock options are granted at 100% of fair market value and are intended to reward executives for appreciation in the Company's share price. Conditional stock is also provided to Company executives. Conditional stock grants are intended to increase executive share ownership levels and reward executives for maintaining and enhancing the Company's total shareholder return. In addition, during 1995, Pennzoil established a new long-term performance plan for its senior executives. This plan rewards participants for improving the Company's total shareholder return relative to the industry peer companies used in the performance graph and other selected oil companies. Awards under this plan are paid (if earned) after the completion of overlapping three-year performance cycles. The total award level under these three long-term incentive vehicles is targeted at the market 55th percentile.

     Under the Company's stock option plans, options have terms of 10 years and become exercisable in one-third annual increments beginning one year after the date of grant. The options granted in 1995 were generally granted to the Company's executive officers in amounts having imputed grant-date values proportionate to their base salaries, but also taking into account individual performance in a qualitative manner. Mr. Pate was granted an option to purchase 85,000 shares at $45.625 per share in February 1995.

     The Company's conditional stock award program provides for grants of common stock units that result in the distribution to participants of one share of Common Stock per unit at the end of a five-year vesting period. Dividend equivalents are paid on a current basis during the five-year period. Conditional stock units were granted in 1995 to the Company's executive officers generally in proportion to their base salaries. Mr. Pate's February 1995 conditional stock grant was 6,000 units.

     The Compensation Committee approved the participation of Mr. Pate and the other named executives in the 1995 program of the new long-term performance plan described above. No payments have been made under this new long-term performance plan. Awards under the 1995 program will be made after three years based on the Company's performance as measured by total shareholder return relative to peer companies in the Standard & Poor's Oil-Integrated Domestic Index and eight other selected energy companies of generally comparable size engaged in similar businesses.

     Other Plans and Benefits. The Company's executive officers participate in several other compensation plans and benefit programs. These programs provide benefits generally related to salary levels and length of service (as in the case of retirement plan benefits, savings plan benefits, disability benefits and death benefit coverages), or are independent of salary levels (such as medical coverages). There is no specific performance-based relationship between benefits under these plans and corporate performance (except that savings plan contributions are invested in Common Stock).

     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code and the U.S. Treasury regulations relating thereto restrict publicly traded companies from claiming or receiving a tax deduction on annual compensation paid to an executive officer in excess of $1 million, unless such compensation is performance based. As such, many companies with executive pay levels exceeding the $1 million limit have revised or amended current compensation programs to qualify the payments thereunder for deductibility. The Compensation Committee has taken no action with respect to the Company's executive compensation plans that were in effect at the time of the adoption of
Section 162(m) in 1993. The Compensation Committee will consider structuring future executive compensation and performance plans so that awards thereunder will qualify as performance-based compensation under the applicable Treasury regulations.

     This report is furnished by the Compensation Committee of the Board of Directors.

                                          Ernest H. Cockrell, Chairman
                                          Harry H. Cullen
                                          Alfonso Fanjul

February 22, 1996

     PERFORMANCE GRAPH -- The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Oil-Integrated Domestic Index for the last five years. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1990 and that all dividends were reinvested on a quarterly basis.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                             [PERFORMANCE CHART]

                                                                      S&P
      MEASUREMENT PERIOD           PENNZOIL                      OIL-INTEGRATED
    (FISCAL YEAR COVERED)        COMMON STOCK       S&P 500         DOMESTIC
           1990                     100.0            100.0           100.0
           1991                      89.3            130.4            93.7
           1992                      84.3            140.3            95.8
           1993                      94.7            154.4           101.0
           1994                      83.3            156.4           108.1
           1995                      84.2            215.2           120.6

II APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1996. This firm has acted as independent public accountants for the Company for many years.

     Members of Arthur Andersen LLP will attend the annual meeting and will be available to respond to questions which may be asked by shareholders. Such members will also have an opportunity to make a statement at the meeting if they desire to do so.

     The Board of Directors recommends that shareholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this issue.

III AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION (CHARTER)

     General. The Board of Directors recommends adoption of an amendment to the Company's charter to reduce the authorized maximum number of directors from 18 to 13. The Company's charter currently provides that the number of directors of the Company shall be not less than three nor more than 18, with the exact number of directors to be fixed within those limits from time to time in the By-laws of the Company. The proposed amendment reduces the potential maximum size of the Board, but does not affect its current size or composition. Set forth below is a brief summary of the proposed amendment unanimously approved by the Board of Directors, which is qualified in its entirety by reference to the provisions of the proposed amendment to the charter set forth in Exhibit A hereto.

     Background, Purposes and Effects. Many recent corporate governance reports and proposals relating to the characteristics of an effective board of directors have emphasized the importance of smaller boards of directors in public companies in promoting cohesiveness and responsiveness. Recent reports have also shown that many companies are reducing the sizes of their boards in order to better promote dialogue and communication.

     The Company's Board of Directors has decreased from 15 to 10 directors since 1994 as a result of the retirement of a number of the senior members of the Board. The Company's By-laws currently provide for a Board of 10 directors. Thus, the reduction in the maximum number of directors to 13 does not affect the current size or composition of the Board.

     The Board believes that reducing the maximum size of the Board of Directors to 13 is appropriate because a smaller Board allows more communication and responsiveness and greater participation by the Board in the direction of the Company, permits the Board to act as a cohesive group, more closely approximates the current and foreseeable size of the Board and enhances the overall efficiency and effectiveness of the Board.

     The proposed amendment will also modify the provisions relating to minimum size of committees of the Board, allowing the Board to appoint a committee of one or more members as permitted by Delaware law, rather than requiring a minimum of two committee members as currently provided for in the charter.

     Vote Required. In accordance with Delaware law, the proposed amendment requires approval of the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will have the same effect as votes cast against approval of the amendment. Upon approval, the proposed amendment to the charter will become effective upon filing with the Secretary of State of the State of Delaware.

     THE BOARD BELIEVES THAT THE ADOPTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S CHARTER IS IN THE BEST INTERESTS OF SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ITS ADOPTION.

     The persons named in the accompanying form of proxy will, unless shareholders specify otherwise, vote such proxies for approval of the amendment.

IV  OTHER BUSINESS

     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

     SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS -- The following table sets forth information as to persons known to possess voting or dispositive power over more than 5% of the Company's outstanding Common Stock.

        TITLE OF                     NAME AND ADDRESS OF           NUMBER OF     PERCENTAGE
          CLASS                       BENEFICIAL OWNER              SHARES        OF CLASS
        --------                     -------------------           ---------     ----------
Common Stock                State Farm Mutual                      4,171,692        9.0%
                             Automobile Insurance Company
                              One State Farm Plaza
                              Bloomington, Illinois 61710

Common Stock                Wellington Management Company          4,104,300        8.9%
                              75 State Street
                              Boston, Massachusetts 02109

     The information in the foregoing table regarding State Farm Mutual Automobile Insurance Company ("State Farm") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1995. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole voting and dispositive power for 4,171,692 shares of Common Stock by State Farm and related entities.

     The information in the foregoing table regarding Wellington Management Company ("WMC") is based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1995. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates shared voting power for 88,400 shares of Common Stock and shared dispositive power for 4,104,300 shares of Common Stock. The filing by WMC, an investment advisor, indicates that shares of Common Stock reported as beneficially owned by WMC are owned by investment counseling clients of WMC. One of such clients of WMC, Vanguard/Windsor Funds, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, has also made a filing with the SEC reflecting ownership of Common Stock as of December 31, 1995, reporting sole voting and shared dispositive power for 3,309,500 shares of Common Stock included in the total amount reported in the foregoing table for WMC.

     SHAREHOLDER PROPOSALS FOR 1997 MEETING -- In order to be included in the Company's proxy material for its 1997 annual meeting of shareholders, eligible proposals of shareholders intended to be presented at the annual meeting must be
received by the Company on or before November      , 1996 (directed to the
Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement).

     ADVANCE NOTICE REQUIRED FOR SHAREHOLDER NOMINATIONS AND PROPOSALS -- The By-laws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the By-laws require that 60 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth for each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person and
(d) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as of a director if elected. The shareholder giving the notice must also include the name and address, as they appear on the Company's books, of such shareholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such shareholder.

     In the case of other proposals by shareholders at an annual meeting, the By-laws require that 60 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company's stock that are beneficially owned by the shareholder on the date of such notice and (d) any financial interest of the shareholder in such proposal. A copy of the By-laws of the Company setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

                                            By Order of the Board of Directors

                                                     James L. Pate
                                                     Chairman

March      , 1996

                                                                       EXHIBIT A

                           PROPOSED AMENDMENT TO THE
                COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

     The first sentence of Section 2 of Article FIFTH of the Company's current Restated Certificate of Incorporation is hereby deleted in its entirety and the following sentence substituted therefor:

          The number of directors which shall constitute the whole Board of Directors of the corporation shall be not less than three (3) nor more than thirteen (13) as specified from time to time in the By-laws of the corporation, except in the case of an increase in the number of directors by reason of any default provisions contained in Article FOURTH.

     The first sentence of subparagraph (f) of Section 1 of Article FIFTH of the Company's current Restated Certificate of Incorporation is hereby deleted in its entirety and the following substituted therefor:

          To designate by resolution or resolutions passed by a majority of the whole Board one or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in said resolution or resolutions or in the By-laws of the corporation, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

FORM 24-102 (3)
UNLESS A CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
FOR ALL THE DIRECTORS LISTED BELOW AND FOR ALL OTHER ITEMS.
SIGN BELOW

P

R

O

X

Y


Signature __________________________________ Date _______________________, 1996
(If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please add your title as such.)

                               (Do Not Separate)

                         P E N N Z O I L   C O M P A N Y
       PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS, ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD THURSDAY, MAY 9, 1996.

     The undersigned hereby appoints David P. Alderson, II, Linda F. Condit and Michael J. Maratea, jointly and severally, proxies with full power of
 P substitution and resubstitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below,
 R all shares of Common Stock which the undersigned is entitled to vote at the 1996 annual meeting of shareholders of Pennzoil Company, and any
 O adjournments thereof. In their discretion, the proxies may vote cumulatively for the election of directors (other than any for whom
 X authority to vote is withheld below) and upon such other business as may properly come before the meeting.
 Y
     1. ELECTION OF DIRECTORS: Nominees are Alfonso Fanjul, Berdon Lawrence, Brent Scowcroft and Cyril Wagner, Jr.
         (INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

     [ ] FOR all nominees listed above,           [ ] WITHHOLD AUTHORITY to vote
         except as marked to the                      for all nominees listed
         contrary above                               above

     2. TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the Company.

             [ ] FOR    [ ]  AGAINST    [ ] ABSTAIN

     3.  TO APPROVE THE AMENDMENT TO THE RESTATED CERTIFICATE OF
         INCORPORATION of the Company.

             [ ] FOR    [ ]  AGAINST    [ ] ABSTAIN